Exhibit 10.6

Execution Copy

LOCK-UP AGREEMENT

23rd day of April 2025

Ladies and Gentlemen:

In this letter agreement (the “Letter Agreement”), the undersigned (the “Holder”) irrevocably agrees with MYT Netherlands Parent B.V. (the “Company”) that, until the date one (1) year after the date hereof (such period, the “Restriction Period”), the undersigned will not, without the prior written consent of the Company, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, the Shares (as defined below). As used herein, “Shares” shall mean all ordinary shares of the Company (including any American Depositary Shares issued in respect thereof) beneficially owned or held by the undersigned. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Shares provided that (1) the Company receives a signed lock-up letter agreement (substantially in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) such transfer is not required to be reported with the U.S. Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (3) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfers:

(a)	as a bona fide gift or gifts;

(b)	to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned;

(c)	in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned; or

(d)	of securities purchased in open market transactions after the date hereof.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of Shares to the undersigned upon the exercise or vesting of any contingent value rights or other rights to acquire Shares; provided that such Shares delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

The Holder hereby agrees that for the period beginning on the day immediately following the termination of the Restriction Period and for a period of one (1) year thereafter (the “Leak-Out Period”), the Holder shall have the right to effect open market sales of the Shares only in an aggregate daily amount of Shares not to exceed 15% of the average daily volume of the trading day on which the open market sales of the Shares occurs.

Notwithstanding the foregoing, nothing in this Letter Agreement shall restrict the Holder from offering, selling, transferring or otherwise disposing of any Shares: (a) pursuant to an underwritten public offering conducted during the Leak-Out Period pursuant to the Registration Rights Agreement, dated on or about the date hereof, between the Company and the undersigned; (b) pursuant to a bona fide third-party tender offer or exchange offer made to all holders of the Company’s Shares, consolidation, business combination, share purchase or other similar transaction or series of related transactions, in each case, that is applicable to all holders of the Company’s Shares; or (c) in accordance with any order made by a court of competent jurisdiction or as required by any applicable law or regulation.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Share Purchase Agreement dated 7th day of October 2024, between the Company and Richemont Italia Holding S.p.A., and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement and any contractual or non-contractual obligations arising out of or in connection with it, is governed by and shall be construed in accordance with the laws of the Netherlands. Any dispute in relation to this Letter Agreement must be finally settled by arbitration in Amsterdam in accordance with the Rules of Arbitration of the International Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators, to be appointed in accordance with the aforementioned Rules. The seat of arbitration shall be Amsterdam, the Netherlands. The language to be used in the arbitral proceedings if so requested by a Party shall be English. The arbitrators shall render their judgement on the basis of the rules of Law (regelen des rechts). The arbitration award shall be final and binding on the relevant Parties, and enforceable in any jurisdiction in accordance with its terms. The Parties hereby acknowledge and waive any objection to the propriety or convenience of the above seat of arbitration.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Shares and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement shall become effective upon the execution hereof by the parties hereto.

On behalf of the Holder, Richemont Italia Holding S.p.A.

By:	/s/ Axel Meyer
Name: Axel Meyer
Title: Director

Date:	23 April 2025

By:	/s/ Silvia Scagnelli
Name: Silvia Scagnelli
Title: Authorised Signatory

Date:	23 April 2025

Address:

Name:	Richemont Italia Holding S.p.A
For the attention of:	Group CFO, Chief Legal Counsel and Group Mergers & Acquisitions Director
Address:	Chemin de la Chênaie 50, 1293 Bellevue; Switzerland
E-mail address:	[***]

with a copy (which shall not constitute notice) to:

Name:	Slaughter and May
For the attention of:	[***]
Address:	Slaughter and May, One Bunhill Row, London, EC1Y 8YY, United Kingdom
E-mail address:	[***]

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

MYT NETHERLANDS PARENT B.V.

By:	/s/ Michael Kliger
Name: Michael Kliger
Title: Chief Executive Officer and Managing Director

Date:	23 April 2025

By:	/s/ Martin Beer
Name: Martin Beer
Title: Chief Financial Officer and Managing Director

Date:	23 April 2025

Address for Notice:

Name:	MYT Netherlands Parent B.V.
For the attention of:	Group CFO and Chief Legal Counsel
Address:	Einsteinring 9, 85609 Aschheim, Germany
E-mail address:	[***]

with a copy (which shall not constitute notice) to:

Name:	Baker McKenzie LLP
For the attention of:	[***]
Address:	1900 North Pearl Street, Suite 1500, Dallas, Texas 75201, United States
E-mail address:	[***]

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